UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On August 7, 2019, Lyft, Inc. (the “Company” or “Lyft”) issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On August 7, 2019, Lyft posted supplemental investor materials on its investor.lyft.com website. Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its blog (blog.lyft.com) and its Twitter account (@lyft) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

Expected Early Lock-Up Release Date

In connection with Lyft’s initial public offering of Class A common stock (the “IPO”), all of Lyft’s executive officers, directors and holders of its capital stock and securities convertible into or exchangeable for such capital stock as of the IPO were parties to market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares, or otherwise engage in certain transactions related to their shares, for a period of 180 days after March 28, 2019. Such period is referred to as the lock-up period.

Pursuant to the lock-up agreements with the underwriters, if (i) at least 120 days have elapsed since March 28, 2019, (ii) the Company has publicly released earnings results for the quarterly period during which the IPO occurred and (iii) such lock-up period is scheduled to end during or within five trading days prior to a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under its insider trading policy (the “blackout period”), such lock-up period will end ten trading days prior to the commencement of such blackout period.

The lock-up period is scheduled to end on September 24, 2019, which falls within the Company’s quarterly blackout period that commences at the end of the day on August 31, 2019. Therefore, in accordance with the lock-up agreements with the underwriters, the lock-up period will end at the open of trading on August 19, 2019, which is ten trading days prior to the commencement of the Company’s quarterly blackout period. The Company will also release the market standoff agreements when the lock-up period expires.

The Company estimates that approximately 257.6 million shares of Class A common stock (including approximately 12.8 million shares of Class B common stock convertible into Class A common stock) may become eligible for sale in the public market at the open of trading on August 19, 2019 (subject to continued vesting of any unvested equity awards as of such date).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: August 7, 2019	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer